NEWS RELEASE

For Immediate Release

For more information:
Michael T. Vea, Chairman, President and CEO — 812-464-9604
Charles A. Caswell, Chief Financial Officer — 812-461-5952
Gretchen A. Dunn, Shareholder Relations — 812 464-9677

Integra Bank Corporation to Redeem 8.25% Preferred Securities

— Redemption Among Steps To Improve Long-Term Financial Position —
— Net Effects on Second-Quarter Earnings Are Not Expected To Be Significant —

Evansville, Indiana – June 30, 2003 – Integra Bank Corporation announced today that it will redeem at par all $34.5 million outstanding 8.25% Cumulative Trust Preferred Securities (Nasdaq:IBNKP) issued by its subsidiary Integra Capital Trust I (formerly NCBE Capital Trust I).

In a related transaction, the company reported that a subsidiary issued $34.5 million in floating rate trust preferred securities in a private transaction. The new securities have an initial coupon of 4.16% and a final maturity of June 26, 2033. Proceeds from this transaction will be used to retire the 8.25% trust preferred securities.

Integra announced additional actions related to the second quarter of 2003. These include: (1) the sale of $70 million in Mortgage Backed Securities (MBS), with an expected gain of $0.95 million and the reinvestment of the proceeds in structured MBS with more stable and predictable cashflows and yields, (2) an expected writedown in mortgage servicing rights of $0.2 to $0.3 million due to accelerated mortgage prepayments from lower interest rates; and (3) several fixed asset dispositions with an aggregate estimated loss of $0.2 million.

Charles Caswell, Chief Financial Officer, commented, “These transactions will both reduce our interest expense and improve Integra’s overall interest rate earnings risk profile, and better position the company for the continuing low-interest rate environment.” The company will incur expenses of approximately $1.35 million related to the redemption of the 8.25% trust preferred securities.

The company also announced that Integra Bank N.A. has sold its branch in Owingsville, Kentucky, located 50 miles east of Lexington, Kentucky, on June 19, 2003. The Owingsville branch did not meet the company’s strategic objectives. The branch had approximately $17 million in deposits and $5 million in loans. Integra expects to realize a gain of approximately $1.0 million related to the sale.

The company does not expect the overall impact of all of these items discussed in this press release to be significant on second quarter 2003 earnings.

About Integra
Headquartered in Evansville, Integra Bank Corporation is the parent of Integra Bank N.A. With assets of $3.0 billion at March 31, 2003, Integra operates 73 banking centers and 132 ATMs at locations in Indiana, Kentucky, Illinois and Ohio. Integra is committed to providing the highest level of customer service to its retail, small business and corporate customers through its offices, ATMs and online banking services. For retail customers, Integra Bank N.A. offers telephone and Internet banking through its BANK ANYTIME service. Integra also offers BUSINESS BANKNET online banking for its business customers. Integra Bank Corporation’s common stock is listed on the Nasdaq National Market under the symbol IBNK. Additional information may be found at the company’s web site, www.integrabank.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
This news release contains forward-looking statements regarding our operating results, based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially. These statements may include the words “believes,” “expects,” “may,” “will,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends” or similar terminology. Because these statements reflect our current views concerning future events, they involve risks and uncertainties, including: management’s ability to reduce and effectively manage interest rate risk; fluctuations in the value of Integra’s investment securities; general, regional and local economic conditions which may affect interest rates and net interest income; credit risks and risks from concentrations (geographic and by industry) within the loan portfolio; changes in regulations affecting financial institutions; and competition; and other risks, relevant factors and uncertainties identified in any of our Reports on Form 10-K, 10-Q and 8-K, and in our other securities filings and press releases. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.